EXHIBIT 5.1
                                                                     -----------


                           WEIL, GOTSHAL & MANGES LLP           Austin
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                                June 15, 2007                   Singapore
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Leucadia National Corporation
315 Park Avenue South
New York, New York 10010



Ladies and Gentlemen:

            We have acted as counsel to Leucadia National Corporation, a New York corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 filed, as filed on June 15, 2007 (the "Registration Statement"), under the Securities Act of 1933, as amended, relating to the registration of 2,000,000 shares of Common Stock, par value $1.00 per share ("Common Stock"), of the Company (the "Shares"). The Shares are to be issued by the Company pursuant to the Leucadia National Corporation 1999 Stock Option Plan, as amended through April 5, 2006 (the "Plan"), which has been filed as Annex C to the Company's Proxy Statement dated April 17, 2006 and incorporated by reference as Exhibit 4.1 to the Registration Statement.

            In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Restated Certificate of Incorporation of the Company, as amended to the date hereof; (ii) the Amended and Restated By-laws of the Company, as amended through the date hereof; (iii) the Registration Statement; (iv) the documents incorporated by reference within the Registration Statement; (v) the Plan; and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

            In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.




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Leucadia National Corporation
June 15, 2007
Page 2



            Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares, when issued and sold as contemplated in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

            The opinion expressed herein is limited to the laws of the State of New York and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

                  We hereby consent to the filing of this letter as an exhibit to the Registration Statement.


                                            Very truly yours,


                                        /s/  Weil, Gotshal & Manges LLP